U.S. Securities and Exchange Commission
                 Washington, D.C. 20549
<P>
                       Form 10
<P>
     General form for registration of securities of small business issuers Under Section 12(b) or (g) of the
            Securities Exchange Act of 1934
<P>
          Global Realty Management Group, Inc.
       (Name of Small Business Issuer in its charter)
<P>
                         Florida
      (State or other jurisdiction of incorporation or
                       organization)
<P>
                        65-0735872
            (I.R.S. Employer Identification No.)
<P>
              701 Brickell Avenue, Suite 3120
                 Miami, Florida                    33131
        (Address of principal executive offices) (Zip Code)
<P>
                       (305) 539-0900
                (Issuer's telephone number)
<P>
Securities to be registered under Section 12(b)
of the Act:
Securities to be registered under Section 12(g)
of the Act:  X
<P>
Title of each class to be so registered: Common Stock,
                     Par Value $.001
<P>
Stock Name of each exchange on which each class is to be
registered:
               OTC Electronic Bulletin Board
<P>
To simplify the language in this Registration Statement, Global Realty Management Group, Inc. is referred to herein as "the Company" or "We."
<P>
Item 1.  Business.
-------------------
Business Development. We were incorporated under the name Global Realty Management Group, Inc. in the State of Florida on February 10, 1997.
<P>
We have not been involved in any bankruptcy, receivership or similar proceeding. We have not been involved in any material reclassification, merger, consolidation, or purchase or sale of a significant amount of assets not in the ordinary course of business.
<P>
Business of Issuer. We are a development stage company whose business is property management, development, construction and leasing. We will be responsible for not only collecting rent from our clients, but also maintaining
the property and paying expenses relating to the
property. In addition, the Company intends to manage residential and office properties owned by third parties and affiliated companies. There are numerous residential and office properties that compete with the Company in attracting tenants.
<P>
The Company's corporate offices are located at 701 Brickell Avenue, Suite 3120, Miami, Florida 33131. The
Company's corporate staff consists of three persons, including two professionals experienced in all aspects of residential and commercial real estate. The
Company's telephone number is (305) 539-0900.
<P>
All of the management and leasing operations with respect to the properties as well as leasing operations with respect to a portion of the properties not owned by the Company will be conducted through a management company organized as a limited liability company ("Management
LLC").
<P>
MANHATTAN OFFICE MARKET BACKGROUND
<P>
The term "Class B" is generally used in the Manhattan (New York City) office market to describe office properties which are more than 25 years old but which are in good physical condition, enjoy widespread acceptance by high-quality tenants and are situated in desirable locations in Manhattan. Class B office properties can be distinguished from Class A properties in that Class A properties are generally newer properties with higher finishes and obtain the highest rental rates within their markets.
<P>
A variety of tenants who do not require, desire or cannot afford Class A space are attracted to Class B office properties due to their prime locations, excellent amenities, distinguished architecture and relatively less expensive rental rates. Class B office space has historically attracted many smaller growth oriented firms and has played a critical role in satisfying the space requirements of particular industry groups in
Manhattan, such as the advertising, apparel, business services, engineering, not-for-profit, "new media" and publishing industries. In addition, several areas of Manhattan, including many in which particular trades or industries traditionally congregate, are dominated by
Class B office space and contain no or very limited
Class A office space. Examples of such areas include
the Garment District, the Flatiron District, the areas immediately south and north of Houston Street ("Soho"
and "Noho", respectively), Chelsea, and the area
surrounding the United Nations.  Businesses
significantly concentrated in certain of these areas
 include those in the following industries: "new media", garment, apparel, toy, jewelry, interior decoration, antiques, gift ware, and UN-related businesses. The concentration of businesses creates strong demand for the available Class B office space in those locations.
<P>
The Company's management team intends to develop a comprehensive knowledge of the Manhattan Class B office market, an extensive network of tenant and other business relationships and experience in acquiring management contracts of underperforming office properties and repositioning them into profitable Class
B properties through intensive full service management and
leasing efforts.
<P>
The Company believes that the recovery of the New York commercial real estate market from the downturn of the late 1980's and early 1990's combined with the ongoing strength of the New York City economy will create an attractive environment for managing, operating and acquiring Class B office properties in Manhattan.
<P>
GROWTH STRATEGIES
<P>
The Company will seek to capitalize on current opportunities in the Class B Manhattan office market through (i)
property acquisitions- acquire Class B office
properties at significant discounts to replacement costs that provide attractive initial yields and the potential for cash flow growth, (ii) property repositioning - repositioning acquired properties that are underperforming through renovations, active management
and pro-active leasing and (iii) integrated leasing and
property management.
<P>
LEASING AND PROPERTY MANAGEMENT. The Company will seek to capitalize on management's extensive knowledge of the
Class B Manhattan marketplace and the needs of the
tenants therein by using a pro-active approach to
leasing and management, which will include (i) the use
of in-depth market research, (ii) the utilization of an extensive network of third-party brokers, (iii) comprehensive building management analysis and planning and
(iv) a commitment to tenant satisfaction by providing "Class A" tenant services. The Company believes pro-active leasing efforts have contributed to average occupancy rates at the Properties that are above the market average.
<P>
PROPERTY REPOSITIONING. The Company believes that there are a significant number of potential acquisitions that could greatly benefit from management's experience in enhancing property cash flow and value by renovating and repositioning properties to be among the best in
their sub-markets. Many Class B buildings are located
in or near sub-markets which are undergoing major reinvestment and where the properties in these markets have low vacancy rates. Featuring unique architectural design, large floor plates or other amenities and functionally appealing characteristics, reinvestment in these properties poses an opportunity to the Company to meet market needs.
<P>
PROPERTY ACQUISITIONS. In acquiring properties, the Company believes that it will have the following advantages over its competitors: (i) enhanced access to capital as
a public company, (as compared to the generally fragmented institutional or venture oriented sources of capital available to private companies) and (ii) the ability to offer tax-advantaged structures to sellers through the exchange of ownership interests as opposed to solely cash transactions.
<P>
COMPETITION IN ITS MARKETPLACE
<P>
All of the properties initially will be located in highly developed areas of Manhattan and its suburbs that include a large number of other office properties.
Manhattan is by far the largest office market in the
United States and contains more rentable square feet
than the next six largest central business district office markets in the United States combined. Of the total inventory of 379 million rentable square feet in
Manhattan, approximately 172 million rentable square
feet is comprised of Class B office space and 207
million rentable square feet is comprised of Cass A
 office space. Many tenants have been attracted to Class B properties in part because of their relatively less expensive rental rates (as compared to Class A properties) and the tightening of the Class A office
market in midtown Manhattan. Consequently, an increase
in vacancy rates and/or a decrease in rental rates for
Class A office space would likely have an adverse effect on rental rates for Class B office space. Also, the number of competitive Class B office properties in Manhattan
(some of which are newer and better located) could have
a material adverse effect on the Company's ability to
lease office space at its properties, and on the
effective rents the Company is able to charge.
<P>
In addition, the Company will compete with other property owners that have greater resources than the Company. In particular, the Company may in the future compete with
REITs which have been formed solely to own, operate and acquire Manhattan Class B office properties. In addition, the Company may face competition from other
real estate companies (including REITs that currently invest in markets other than Manhattan) that have greater financial resources than the Company or that are willing to acquire properties in transactions which are
more highly leveraged than the Company is willing to undertake. The Company also will face competition from other real estate companies that provide management,
leasing and construction similar to those to be provided by
the Company.
<P>
EMPLOYEES
<P>
At March 31, 2000, the Company employed a total of 2 persons on a full-time basis. In addition, depending on client demand, the Company will utilize manpower agencies to contract between additional persons on a temporary, part-time basis. None of the Company's employees are represented by a labor union. The Company believes that its relations with its employees are good.
<P>
Item 2. Financial Information
------------------------------
<P>
SELECTED FINANCIAL DATA
<P>
The following selected financial data has been extracted from our financial statements for the six months that ended December 31, 1999, and for the period from inception, February 10, 1997 through December 31, 1999. The results of our operations for any interim period are not necessarily indicative of the results attained for a full fiscal year. This selected financial data should be read in conjunction with our financial statements and the Notes thereto and "Management's Discussion and Analysis of Financial Conditions and Results of Operations" included elsewhere herein.

                                       For the period                  For
                                       the six                         February10,1997
                                       Months Ended                    (Inception)
                                       December31,1999                 To December31,1999
<P>
DEVELOPMENT STAGE REVENUES                         $0                      $0
<P>
DEVELOPMENT STAGE EXPENSES                   $(18,658)               $(54,844)
<P>
DEFICIT ACCUMULATED DURING
DEVELOPMENT STAGE                            $(18,658               )$(54,844)

<P>
The following discussion and analysis should be read in conjunction with the financial statements of the
Company and the accompanying notes appearing
subsequently under the caption "Financial Statements."
<P>
The following discussion and analysis contains forward-looking statements, which involve risks and uncertainties. The Company's actual results may differ significantly from the results, expectations and plans discussed in these forward-looking statements.
<P>
During the past years the Company has spent considerable time and capital resources defining and developing its strategic plan operating in the property management, development, construction, and leasing industries.
<P>
The Company's operations have been devoted primarily to developing a business plan and raising capital for future operations and administrative functions. The
Company intends to grow through internal development, strategic alliances, and acquisitions of existing businesses. Because of uncertainties surrounding its development, the Company anticipates incurring development stage losses in the foreseeable future. The ability of the Company to achieve its business objectives is contingent upon its success in raising additional capital until adequate revenues are realized from operations.
<P>
Period ended December 31, 1999 compared with period ended
June 30, 1999.
----------------------------------------------------------
<P>
Development stage expenses during the six months ended December 31, 1999 were greater than the comparable period of February 10, 1997 (Inception) to December 31, 1999, increasing from $36,186 to 54,844 or a 51.56%
increase. The expenses incurred were primarily due to various consulting, managerial and professional services in pursuit of the Company's objectives. This
was in part the result of consulting and professional fees necessitated by operating in a public environment and an agreement between the Company and Atlas Equity
Group, Inc. (Owned by Michael D. Farkas, a related
party) for shared office and rent expenses. On-going increases to development stage expenses are anticipated during the year 2000.
<P>
Liquidity and Capital Resources
-------------------------------
<P>
Despite capital contributions and both related party and third party loan commitments, the Company from time to time experienced, and continues to experience, cash flow shortages that have slowed the Company's growth.
During 1999 the consequence of those cash flow shortages has been an increase of $2,000 in accrued expenses bringing this figure to $15,000 at December 31, 1999.
<P>
The Company has primarily financed its activities from sales of capital stock of the Company and from loans from related and third parties.  A significant portion of
the funds raised from the sale of capital stock has
been used to cover working capital needs such as office expenses and various consulting fees.
<P>
The Company continues to experience cash flow shortages, and anticipates this continuing through the foreseeable future.  Management believes that additional funding
will be necessary in order for it to continue as a going concern. The Company is investigating several forms of private debt and/or equity financing, although there can be no assurances that the Company will be
successful in procuring such financing or that it will be available on terms acceptable to the Company.
<P>
Year 2000 Impact Statement
--------------------------
<P>
The Company has analyzed operations in the property management, development, construction, and leasing industries to determine the needs of the Company to manage residential and office properties. The Company has professionals experienced in all aspects of residential real estate, commercial real estate, management and development agreements in the normal course of its business and believes those arrangements are sufficient
to handle any minor issues that may arise as a result
of the Year 2000, if any. The Company also intends to create hard copy of all year-end accounting and management reports, in the ordinary course of business, which will serve as a back up of such data if needed.
<P>
Item 3. Properties.
-------------------
<P>
We currently sublease office space in a building located at 701 Brickell Avenue, Suite 3120, Miami, Florida. The facility is leased pursuant to a month to month lease.
The primary tenant is The Farkas Group, Inc. The Farkas Group, Inc. subleases the facility to Atlas Equity
Group, Inc. which is wholly owned by Michael Farkas an affiliated individual. Atlas Equity Group, Inc. subleases the facility to us. The landlord is not affiliated with
us. The present monthly rent is $1,000 which includes utilities and common charges. We believe that this space is sufficient for us at this time.
<P>
In addition, the Company subleases office space at 5420 13th Avenue, Brooklyn, NY 11219 from Allstate Realty
Associates for $500 per month. Joseph Spitzer, our President, Chairman, Chief Executive Officer and
Director is currently the President, Owner and founder
of Allstate Realty Associates.
<P>
Item 4. Security Ownership of Certain Beneficial Owners and
        Management.
-----------------------------------------------------------
<P>
As of March 31, 2000, there were 10,050,000 shares of our common stock, $0.001 par value issued and outstanding.
The following tabulates holdings of our shares of common stock by each person who, as of March 31, 2000, holds of record or is known by management to own beneficially more than 5% of our common shares and, in addition, by all of our directors and officers individually and as a group. Each named beneficial owner has sole voting and investment power with respect to the shares set forth opposite their name.
<P>
Security Ownership of Beneficial Owners (1)(2):

Title of Class         Name & Address                 Amount             Percent
                       ---------------                ------             -------
Common Stock           Joseph Spitzer                 4,750,000          47.30%
                       5420 13th Avenue
                       Brooklyn, NY 11219
<P>
Common Stock           Michael D. Farkas              4,750,000           47.30%
                       701 Brickell Avenue
                       Suite 3120
                       Miami, Florida 33139
<P>
Security Ownership of Management (2):
<P>
Title of Class         Name & Address                  Amount            Percent
                       ---------------                 ------            --------
Common Stock           Joseph Spitzer                 4,750,000           47.30%
                       5420 13th Avenue
                       Brooklyn, NY 11219
<P>
Common Stock           Michael D. Farkas              4,750,000           47.30%
                       701 Brickell Avenue
                       Suite 3120
                       Miami, Florida 33139
<P>
All directors and executive                           9,500,000           94.60%
officers as a group (2 persons)

<P>
(1) Pursuant to Rule 13-d-3 under the Securities Exchange Act of 1934, as amended, beneficial ownership of a security consists of sole or shared voting power
(including the power to vote or direct the voting)
and/or sole or shared investment power (including the
power to dispose or direct the disposition) with
respect to a security whether through a contract, arrangement, understanding, relationship or otherwise. Unless otherwise indicated, each person indicated above has sole power to vote, or dispose or direct the disposition of all shares beneficially owned, subject to applicable community property laws.
<P>
(2) This table is based upon information obtained from our stock records. Unless otherwise indicated in the footnotes to the above table and subject to community property laws where applicable, we believe that each shareholder named in the above table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned.
<P>
Item 5. Directors and Executive Officers
----------------------------------------
<P>
Joseph Spitzer, 44 years old, has served as our President/Chairman/ Chief Executive Officer and Director since inception in February, 1997. Mr. Spitzer is currently the President and Founder of Allstate Realty Associates and has been for the past 21 years.
Allstate Realty Associates currently owns and manages
23 buildings with a combination of 2,100 rental and co-operative units and three commercial office buildings totaling in excess of 430,000 square feet. Mr. Spitzer specializes in stabilizing distressed properties and tenant/landlord relationships.
<P>
Michael D. Farkas, 28 years old, has served as our Executive Vice President, Chief Financial Officer, Treasurer, Secretary and Director since inception in February,
1997.   Mr. Farkas is currently the Chairman and
Director of FarCom Communications, Inc., a
Telecommunications company and President of Atlas
Equity Group, Inc., a private investment bank.  For the
past five years, he has been an investment banker specializing in fund raising for telecommunications, information technology and high tech ventures. He has also specialized in mergers and acquisitions for various entrepreneurial companies and prior to that served as a financial consultant to several NYSE member firms including Paine Webber and Prudential Securities.
<P>
All officers and directors listed above will remain in office until the next annual meeting of our stockholders, and until their successors have been duly elected and qualified. There are no agreements with respect to the election of Directors. We have not compensated our Directors for service on our Board of Directors, any committee thereof, or reimbursed for expenses incurred for attendance at meetings of our Board of Directors and/or any committee of our Board of Directors. Officers are appointed annually by our Board of
Directors and each Executive Officer serves at the discretion of our Board of Directors. We do not have any standing committees. Our Board of Directors may in the future determine to pay Directors' fees and reimburse Directors for expenses related to their activities.
<P>
None of our Officers and/or Directors have filed any bankruptcy petition, been convicted of or been the subject of any criminal proceedings or the subject of
any order, judgment or decree involving the violation
of any state or federal securities laws within the past five
(5) years.
<P>
Item 6. Executive Compensation.
-------------------------------

Name               Position       Year    Salary    Bonus   Other    Stock Options
                   ----------     ----    ------    -----   ------   ------------
<P>
Joseph Spitzer     President/CEO   1999      $0        0        0      4,750,0000
<P>
Michael Farkas     VP/Secretary    1999      $0        0        0      4,750,0000

<P>
Item 7. Certain Relationships and Related Transactions.
-------------------------------------------------------
<P>
We currently sublease office space in a building located at 701 Brickell Avenue, Suite 3120, Miami, Florida. The facility is leased pursuant to a month to month lease.
The primary tenant is The Farkas Group, Inc.  The
Farkas Group, Inc. subleases the facility to Atlas
Equity Group, Inc., an entity which is wholly owned by Michael Farkas an affiliated individual. Atlas Equity Group, Inc. subleases the facility to us. The landlord is not affiliated with us. The present monthly rent is $1,000 which includes utilities and common charges.
<P>
The Company also subleases office space at 5420 13th Avenue, Brooklyn, NY 11219 from Allstate Realty Associates for
$500 per month. Allstate is an entity which is wholly
owned by Joseph Spitzer, an affiliated individual.
<P>
We have not and do not intend to enter into any additional transactions with our management or any nominees for such positions. We have not and do not intend to enter into any transactions with our beneficial owners. We are not a subsidiary of any parent company. Since inception, we
have not entered into any transactions with promoters
other than our founders Michael Farkas and Joseph
Spitzer, who each received 4,750,000 of our shares of
common stock.
<P>
Our management is involved in other business activities and may, in the future become involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between our business and their other business interests. We have not and do not intend in the future to formulate a policy for the resolution of such
conflicts.
<P>
Item 8. Legal Proceedings.
---------------------------
<P>
We are not a party to any pending legal proceeding, and we are not aware of any contemplated legal proceeding by a governmental authority involving us.
<P>
Item 9. Market Price of and Dividends on the Registrant's Common Equity and Related Stockholder Matters.
----------------------------------------------------------
<P>
There is no established public trading market for our securities. After this document is declared effective by the Securities and Exchange Commission, we currently intend to seek a listing on the OTC Electronic Bulletin Board in the United States. Our shares are not and have not been listed or quoted on any exchange or quotation
system.
<P>
At March 31, 2000, there were 10,050,000 shares of our common stock issued and outstanding. We have never paid dividends on our shares. We currently intend to
retain earnings for use in our business and do not anticipate paying any dividends in the foreseeable future.
<P>
As of the date of this registration, we had twenty eight
(28) holders of record of our common stock. We
currently have one class of common stock outstanding.
<P>
Certain securities herein are restricted securities as defined under Rule 144 of the Securities Act of 1933 and may only be sold under Rule 144 or otherwise under
an effective registration statement or an exemption from registration, if available. Rule 144 generally provides that a person who has satisfied a one year holding
period for the restricted securities and is not an
affiliate of us may sell such securities subject to the
Rule 144 provisions. Under Rule 144, directors, executive officers, and persons or entities they control or who control them may sell shares that have satisfied the one year holding period for the restricted securities in an amount limited to, in any three-month period, the greater of 1% of our outstanding shares of common stock or the average of the weekly trading volume in our common stock during the four calendar weeks preceding a sale. All sales under Rule 144 must also be made without violating the manner-of-sale provisions, notice requirements, and the availability of public information about us. A sale of shares by such security holders, whether under Rule 144 or otherwise, may have a depressing effect upon the price of our common stock in any market that might develop.
<P>
Penny Stock Considerations.
<P>
Broker-dealer practices in connection with transactions in "penny stocks" are regulated by certain penny stock rules adopted by the Securities and Exchange
Commission. Penny stocks generally are equity
securities with a price of less than $5.00. Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules,
to deliver a standardized risk disclosure
document that provides information about penny stocks
and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value
of each penny stock held in the customer's account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock, the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.
<P>
These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. Our shares will likely be subject to such
penny stock rules, and our shareholders will, in all likelihood, find it difficult to sell their securities.
<P>
No market exists for our securities and there is no assurance that a regular trading market will develop, or if developed will be sustained. A shareholder, in all likelihood, therefore, will not be able to resell the securities referred to herein should he or she desire to do so. Furthermore, it is unlikely that a lending institution will accept our securities as pledged collateral for loans unless a regular trading market develops. There are no plans, proposals, arrangements or understandings with any person in regard to the development of a trading market in any of our securities.
<P>
Item 10. Recent Sales of Unregistered Securities.
-------------------------------------------------
<P>
The following sets forth information relating to all of our previous sales of securities which were not registered under the Securities Act of 1933.
<P>
In April, 1999, we completed a Regulation D, Rule 504 Offering in which we issued a total of 500,000 shares of our common stock to 25 shareholders for an aggregate offering price of $100,000. The Common Stock issued in the Company's Regulation D, Rule 504 offering was
issued in a transaction not involving a public offering
in reliance upon an exemption  from registration
provided by Section 4(2) of the Securities Act of 1933, as amended, and Rule 504 of
Regulation D promulgated thereunder.
<P>
On April 13, 1999 and June 2, 1999, we issued a total of 50,000 shares of our common stock (25,000 on each date)
to Richard I. Anslow for legal services rendered for which services were valued at an aggregate price of $50. Mr. Anslow was paid other consideration in the form of cash for such legal services rendered. Mr. Anslow was a sophisticated purchaser and had a pre-existing relationship with members of the Company's management. Accordingly, the issuance of shares was exempt from the registration requirements of the Act pursuant to
Section 4(2) of the Act.
<P>
We have never utilized an underwriter for an offering of our securities. Other than the securities mentioned above, we have not issued or sold any securities.
<P>
Item 11. Description of Registrant's Securities to be
    Registered.
------------------------------------------------------
Qualification.
<P>
The following statements constitute brief summaries of our Articles of Incorporation and Bylaws, as amended. Such summaries are qualified in their entirety by reference to the full text of our Articles of Incorporation and
Bylaws.
<P>
Common Stock.
<P>
Our Articles of Incorporation authorize us to issue up to 50,000,000 Common Shares, $0.001 par value per common share.  As of March 31, 2000, there were 10,050,000
shares of our common stock outstanding.
<P>
Liquidation Rights.
<P>
Upon our liquidation or dissolution, each outstanding Common Share will be entitled to share equally in our assets legally available for distribution to shareholders after the payment of all debts and other liabilities.
<P>
Dividend Rights.
<P>
We do not have limitations or restrictions upon the rights of our Board of Directors to declare dividends, and we may pay dividends on our shares of stock in cash,
property, or our own shares, except when we are
insolvent or when the payment thereof would render us insolvent subject to the provisions of the Florida Statutes. We have not paid dividends to date, and we do not anticipate that we will pay any dividends in the foreseeable future.
<P>
Voting Rights.
<P>
Holders of our Common Shares are entitled to cast one vote for each share held of record at all shareholders meetings for all purposes.
<P>
Other Rights.
<P>
Common Shares are not redeemable, have no conversion rights and carry no preemptive or other rights to subscribe to or purchase additional Common Shares in the event of a
subsequent offering.
<P>
There are no other material rights of the common or preferred shareholders not included herein. There is no provision in our charter or by-laws that would delay, defer or prevent a change in control of us. We have not
issued debt securities.
<P>
Item 12. Indemnification of Directors and Officers.
---------------------------------------------------
<P>
Our Articles of Incorporation provide that, to the fullest extent permitted by law, none of our directors or officers shall be personally liable to us or our shareholders for damages for breach of any duty owed to us or our shareholders. In addition, we shall have the power, by our by-laws or in any resolution of our stockholders or directors, to undertake to indemnify the officers and directors of ours against any contingency or peril as may be determined to be in our best interest and in conjunction therewith, to procure, at our expense, policies of insurance.
<P>
At this time, no statute or provision of the by-laws, any contract or other arrangement provides for insurance or indemnification of any of our controlling persons, directors or officers which would affect his or her
liability in that capacity.
<P>
Item 13. Financial Statements and Supplementary Data
----------------------------------------------------
<P>
For the information required by this Item, refer to the Index to Financial Statements appearing on page F-1 of the registration statement.
<P>
Item 14. Changes in and Disagreements with Accountants.
-------------------------------------------------------
<P>
During the two most recent fiscal years and the subsequent interim period, we have had no disagreement, resignation or dismissal of the principal independent accountant for the Company. Our accountant at this time is John Abitante, CPA of Berenfeld, Spritzer, Shechter &
Sheer.
Item 15. Financial Statements and Exhibits.
-------------------------------------------
<P>
For the information required by this Item, refer to the Index to Financial Statements appearing on page F-1 of the registration statement.
<P>
INDEX TO EXHIBITS
<P>
Exhibit 3(i)         Articles of Incorporation
<P>
Exhibit 3(ii)        By-laws
<P>
Exhibit 27           Financial Data Schedule
<P>
          GLOBAL REALTY MANAGEMENT GROUP, INC.
           (A DEVELOPMENT STAGE COMPANY)
               FINANCIAL STATEMENTS
                 DECEMBER 31, 1999
<P>
         GLOBAL REALTY MANAGEMENT GROUP, INC.
<P>
               TABLE OF CONTENTS

                                                    Page
                                                    ----
INDEPENDENT AUDITORS' REPORT                          1
<P>
BALANCE SHEET                                         2
<P>
STATEMENT OF OPERATIONS                               3
<P>
STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY          4-6
<P>
STATEMENT OF CASH FLOWS                               7-8
<P>
NOTES TO FINANCIAL STATEMENTS                         9 15
<P>
INDEPENDENT AUDITORS' REPORT
<P>

To the Stockholders and
Board of Directors
Global Realty Management Group, Inc.
Miami, Florida
<P>
We have audited the accompanying balance sheet of Global Realty Management Group, Inc. (a development stage company) as of December 31, 1999 and the related
statements of operations, changes in stockholders'
equity and cash flows for the six months then ended and for the cumulative period February 10, 1997 (inception) to December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.
<P>
We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable
assurance about whether the financial statements are
free of material misstatement.   An audit includes
examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe the audit provides a reasonable basis for our opinion.
<P>
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Global Realty Management Group, Inc. as of December 31, 1999, and the results of its operations and its cash flows for the six months then ended and for the cumulative period February 10, 1997 (inception) to December 31, 1999 in conformity with generally accepted accounting principles.
<P>
Berenfeld, Spritzer, Shechter and Sheer
<P>
February 29, 2000
<P>
           GLOBAL REALTY MANAGEMENT GROUP, INC.
             (A DEVELOPMENT STAGE COMPANY)
                   BALANCE SHEET
                   DECEMBER 31, 1999
<P>
                        ASSETS

CURRENT ASSETS:
<P>
   Cash                                    $ 30,158
   Prepaid expenses                           1,000
                                           ---------
 Total Current Assets                       $31,158
<P>
OTHER ASSETS:
<P>
 Organization costs, net of
    accumulated amortization of $ 207           598
 Investment in i-Realty Auction.Com, Inc.    30,500
   Total Other Assets                      ----------                  31,098
                                                                      ---------
TOTAL ASSETS                                                          $62,256
                                                                      =========
  LIABILITIES AND STOCKHOLDERS' EQUITY
  ------------------------------------
<P>
CURRENT LIABILITIES:

 Accrued expenses payable                  $ 15,000
 Stockholders' loan                             100
                                           ---------
   Total Current Liabilities                                           $15,100
<P>
STOCKHOLDERS' EQUITY:
<P>
 Common Stock,  $.001 par value,
 50,000,000 shares authorized,
 10,550,000 shares issued and
 outstanding                                 10,550
 Additional paid-in capital                  91,450
 Deficit accumulated during
    the development stage                   (54,844)
                                           ----------
   Total Stockholders' Equity                                           47,156
                                                                       --------
TOTAL LIABILITIES AND
  STOCKHOLDERS' EQUITY                                                 $62,256
                                                                       =========
<P>
The accompanying notes are an integral part of these financial statements.

                GLOBAL REALTY MANAGEMENT GROUP, INC.
                  (A DEVELOPMENT STAGE COMPANY)
                    STATEMENT OF OPERATIONS

                                                                   FOR THE PERIOD
                                           FOR THE SIX             FEBRUARY 10, 1997
                                           MONTHS ENDED            (INCEPTION)
                                           DECEMBER 31, 1999       TO DECEMBER 31, 1999
<P>
DEVELOPMENT STAGE REVENUES                 $       0                $       0
<P>
DEVELOPMENT STAGE EXPENSES:
<P>
 Accounting                                    9,100                   12,100
 Advertising                                       0                      848
 Amortization                                     80                      207
 Bank charges                                      0                      130
 Consulting fees                                   0                   11,000
 Courier                                           0                       90
 Licenses and taxes                              135                      505
 Office expenses                               9,000                   13,596
 Professional fees                               343                   16,368
                                             ---------------------------------
TOTAL DEVELOPMENT STAGE EXPENSES              18,658                   54,844
<P>
LOSS FOR THE PERIOD                       $   18,658                 $ 54,844
                                             =================================
<P>
LOSS PER SHARE:
 Basic                                    $  (0.0018)                $(0.0056)
                                             ================================
 Diluted                                 $   (0.0018)                $(0.0056)
                                             ================================
Weighted-average of common
 shares outstanding                       10,117,935                9,656,309
                                             ================================
<P>
The accompanying notes are an integral part of these financial statements.

<P>
                GLOBAL REALTY MANAGEMENT GROUP, INC.
                 (A DEVELOPMENT STAGE COMPANY)
            STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
  FOR THE PERIOD FEBRUARY 10, 1997 (INCEPTION) THROUGH DECEMBER 31, 1999

                                                                    DEFICIT
                                                                    ACCUMULATED
                                                      ADDITIONAL    DURING THE
                                 COMMON STOCK         PAID-IN-      DEVELOPMENT
                               SHARES      AMOUNT     CAPITAL       STAGE           TOTAL
                            ---------------------    ----------    ------------     -----
Balance, February 10, 1997
 (inception)                         0        $0         $ 0            $0          $ 0
<P>
Common stock issued to related
 parties for consulting fees       200         0      1,000              0        1,000
<P>
Deficit accumulated during the
 development stage for the
 period February 10, 1997(inception)
 through June 30, 1997               0         0           0          (816)        (816)
                               ----------------------------------------------------------
Balance, June 30, 1997             200         0       1,000          (816)         184
<P>
Deficit accumulated during the
 development stage for the year
 ended June 30, 1998                  0        0           0           (40)         (40)
                              ----------------------------------------------------------
Balance, June 30, 1998              200       $0    $  1,000       $  (856)    $    144
<P>
The accompanying notes are an integral part of these financial statements.

<P>
             GLOBAL REALTY MANAGEMENT GROUP, INC.
               (A DEVELOPMENT STAGE COMPANY)
        STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
   FOR THE PERIOD FEBRUARY 10, 1997 (INCEPTION) THROUGH
                 DECEMBER 31, 1999 (CONT'D)
<P>

                                                                    DEFICIT
                                                                    ACCUMULATED
                                                      ADDITIONAL    DURING THE
                                 COMMON STOCK         PAID-IN-      DEVELOPMENT
                               SHARES      AMOUNT     CAPITAL       STAGE           TOTAL
                            ---------------------    ----------    ------------     -----
Balance, June 30, 1998            200       $0$        1,000        $    (856)     $ 144
<P>
March 25, 1999. Forward
 stock Split 47,500 to 1    9,499,800    9,500        (9,500)               0          0
<P>
March 26, 1999. Stock issued
 to third parties in          500,000      500        99,500                0    100,000
 private offering
<P>
Common stock issued for
 legal services               50,000        50           450                0        500
<P>
Deficit accumulated during the
 development stage for the year
 ended June 30, 1999                0        0             0          (35,330)   (35,330)
                               ----------------------------------------------------------
Balance, June 30, 1999     10,050,000 $ 10,050      $ 91,450        $ (36,186)  $ 65,314
                          ===============================================================
<P>
The accompanying notes are an integral part of these financial statements.

<P>
                  GLOBAL REALTY MANAGEMENT GROUP, INC.
                     (A DEVELOPMENT STAGE COMPANY)
               STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
     FOR THE PERIOD FEBRUARY 10, 1997 (INCEPTION) THROUGH
                      DECEMBER 31, 1999(CONT'D)

                                                                    DEFICIT
                                                                    ACCUMULATED
                                                      ADDITIONAL    DURING THE
                                 COMMON STOCK         PAID-IN-      DEVELOPMENT
                               SHARES      AMOUNT     CAPITAL       STAGE           TOTAL
                            ---------------------    ----------    ------------     -----
Balance, June 30, 1999         10,050,000   $ 10,050   $ 91,450  $  (36,186)    $  65,314
<P>
Common stock issued to acquire
 I-RealtyAuction.Com, Inc.        500,000        500          0           0           500
<P>
Deficit accumulated during the
 development stage for the six
 months ended December 31, 1999          0         0          0     (18,658)       46,696
<P>
Balance, December 31, 1999      10,550,000  $ 10,050   $ 91,450  $  (54,844)      $47,156
                             =============================================================
<P>
The accompanying notes are an integral part of these financial statements.

                GLOBAL REALTY MANAGEMENT GROUP, INC.
                   (A DEVELOPMENT STAGE COMPANY)
                      STATEMENT OF CASH FLOWS
                    INCREASE (DECREASE) IN CASH

                                                                   FOR THE PERIOD
                                           FOR THE SIX             FEBRUARY 10, 1997
                                           MONTHS ENDED            (INCEPTION)
                                           DECEMBER 31, 1999       TO DECEMBER 31, 1999
<P>
OPERATING ACTIVITIES
<P>
 Deficit accumulated during the
  development stage                          $  (18,658)             $   (54,844)
<P>
 Adjustments to reconcile net loss to
  net cash used by operations
<P>
 Amortization                                        80                      207
 Common stock issued for                              0                        0
  legal and consulting services                       0                    1,500
 (Increase)Decrease in prepaid expenses               0                   (1,000)
 Increase (Decrease)in accounts payable             (24)                       0
 Increase (Decrease) in accrued expenses          2,000                   15,000
                                 --------------------------------------------------
   Net Cash Used by
    Operating Activities                        (16,602)                 (39,137)
   --------------------------------------------------
INVESTING ACTIVITIES:
<P>
 Organization costs                                   0                     (805)
 Investment in I-Realty
  Auction.Com, Inc.                             (30,000)                 (30,000)
                                    -----------------------------------------------
<P>
   Net Cash Used for
    Investing Activities                        (30,000)                 (30,805)
<P>
FINANCING ACTIVITIES:
<P>
 Proceeds from the issuance of
  common stock                                        0                  100,000
 Proceeds from shareholders' loan                     0                      100
                                     ----------------------------------------------
   Net cash Provided by
    Financing Activities                              0                  100,100
<P>
INCREASE (DECREASE) IN CASH                     (46,602)                  30,158
<P>
CASH, BEGINNING OF PERIOD                        76,760                        0
                                    ----------------------------------------------
CASH, END OF PERIOD                           $  30,158                $  30,158
                                   ===============================================
<P>
The accompanying notes are an integral part of these financial statements.

             GLOBAL REALTY MANAGEMENT GROUP, INC.
               (A DEVELOPMENT STAGE COMPANY)
                STATEMENT OF CASH FLOWS
       FOR THE SIX MONTHS ENDED DECEMBER 31, 1999 AND
                    FOR THE PERIOD
    FEBRUARY 10, 1997 (INCEPTION) TO DECEMBER 31, 1999
<P>
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
<P>
During the six months ended December 31, 1999 and for the
cumulative period February 10, 1997 (inception) to
December 31, 1999, the Company did not pay or accrue
any interest.
<P>
SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING AND FINANCING
ACTIVITIES
<P>
The Company entered into the following non-cash
transactions:
<P>
During the six months ended December 31, 1999, the Company
issued 500,000 shares of common stock in connection with the formation and acquisition of its interest in the
shares of I-RealtyAuction.Com, Inc.  The transaction
was valued at $500.
<P>
During the period February 10, 1997 (inception) through June
30, 1999, the Company issued 9,550,000 post split
shares to its founders and legal counsel for consulting
and legal services valued at $1,500.
<P>
The accompanying notes are an integral part of these
financial statements.
<P>
            GLOBAL REALTY MANAGEMENT GROUP, INC.
<P>
              (A DEVELOPMENT STAGE COMPANY)
<P>
               NOTES TO FINANCIAL STATEMENTS
<P>
                    DECEMBER 31, 1999
<P>
NOTE 1 -  NATURE OF ORGANIZATION AND SUMMARY OF SIGNIFICANT
ACCOUNTING POLICIES
-------------------------------------------------
<P>
ORGANIZATION
------------
<P>
Global Realty Management Group, Inc. ("the Company") was
incorporated on February 10, 1997 under the laws of the
State of Florida.  The Company's primary objective is
to position itself to take advantage of real estate
management opportunities.  The Company intends to grow
through internal development, strategic alliances and
acquisitions of existing businesses.
<P>
USE OF ESTIMATES
----------------
<P>
The preparation of financial statements in conformity with
generally accepted accounting principles requires
management to make estimates and assumptions that
affect the reported amounts of assets and liabilities
and disclosures of contingent assets and liabilities as
of the date of the financial statements and reporting
period.  Accordingly, actual results could differ from those estimates.
<P>
INCOME TAXES
------------
<P>
The Company utilizes Statement of Financial Standards
("SFAS") No. 109, "Accounting for Income Taxes", which
requires the recognition of deferred tax assets and
liabilities for the expected future tax consequences of
events that have been included in financial statements
or tax returns.  Under this method, deferred income
taxes are recognized for the tax consequences in future
years of differences between the tax bases of assets and
liabilities and their financial reporting amounts at
each period end based on enacted tax laws and statutory
tax rates applicable to the periods in which the
differences are expected to affect taxable income.
Valuation allowances are established when necessary to
reduce deferred tax assets to the amount expected to be
realized.  The accompanying financial statements have
no provisions for deferred tax assets or liabilities.
<P>
            GLOBAL REALTY MANAGEMENT GROUP, INC.
<P>
             (A DEVELOPMENT STAGE COMPANY)
<P>
              NOTES TO FINANCIAL STATEMENTS
<P>
                    DECEMBER 31, 1999
<P>
NOTE 1 - NATURE OF ORGANIZATION AND SUMMARY OF SIGNIFICANT
         ACCOUNTING POLICIES (CON'T)
         -------------------------------------------------
<P>
NET LOSS PER SHARE
------------------
<P>
The Company has adopted SFAS No. 128 "Earnings Per Share".
Basic loss per share is computed by dividing the loss
available to common shareholders by the weighted-average
number of common shares outstanding.  Diluted loss
per share is computed in a manner similar to the basic
loss per share, except that the weighted-average number of
shares outstanding is increased to include all common
shares, including those with the potential to be issued
by virtue of warrants, options, convertible debt and other
such convertible instruments.  Diluted earnings per share
contemplates a complete conversion to common shares of
all convertible instruments only if they are dilutive
in nature with regards to earnings per share.   Since
the Company has  incurred net losses for all periods, and
since there are no convertible instruments, basic loss
per share and diluted loss per share are the same.
<P>
RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS
-----------------------------------------
<P>
In June 1997, the Financial Accounting Standards Board
("FASB") issued SFAS No. 130, " Reporting Comprehensive
Income".  This statement requires companies to classify
items of other comprehensive income by their nature in
a financial statement and display the accumulated
balance of other comprehensive income separately from
retained earnings and additional paid-in capital in the
equity section of a statement of financial position.  SFAS
No. 130 is effective for financial statements issued for
fiscal years beginning after December 15, 1997.  Management
believes that SFAS No. 130 will not have a material
effect on the Company's financial statements.
<P>
In June 1997, FASB issued SFAS No. 131, "Disclosure About
Segments of an Enterprise and Related Information".
This statement establishes additional standards for
segment reporting in financial statements and is effective
for financial statements for fiscal years beginning after
December 15, 1997.  Management believes that SFAS No.
131 will not have a material effect on the Company's
financial statements.
<P>
          GLOBAL REALTY MANAGEMENT GROUP, INC.
<P>
            (A DEVELOPMENT STAGE COMPANY)
<P>
            NOTES TO FINANCIAL STATEMENTS
<P>
                   DECEMBER 31, 1999
<P>
RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS (CONT'D)
---------------------------------------------------
<P>
SFAS No. 133, "Accounting for Derivative Instruments and
Hedging Activities", is effective for financial
statements issued for fiscal years beginning after June
15, 1999.  SFAS No. 133 establishes accounting and
reporting standards for derivative instruments, including
certain derivative instruments embedded in other contracts,
and for hedging activities.  Management does not believe
that SFAS No. 133 will have a material effect on its
financial position or results of operations.
<P>
SFAS No. 134, "Accounting for Mortgage-Backed Securities
Retained after The Securitization of Mortgage Loans
Held for Sale by Mortgage Banking Enterprises", is
effective for financial statements issued in the first
fiscal quarter beginning after December 15, 1998.  This
statement is not applicable to the Company.
<P>
SFAS No. 135, "Rescission of FASB Statement No. 75 and
Technical Corrections", is effective for financial
statements issued for fiscal years beginning February,
1999. This statement is not applicable to the Company.
<P>
NOTE  2 - DEVELOPMENT STAGE OPERATIONS AND GOING CONCERN
MATTERS
-----------------------------------------------
<P>
The Company's initial activities have been devoted to
developing a business plan, negotiating real estate
management contracts and raising capital for future
operations and administrative functions.
<P>
The ability of the Company to achieve its business
objectives is contingent upon its success in raising
additional capital until adequate revenues are realized
from operations.
<P>
The accompanying financial statements have been prepared on
a going concern basis, which contemplates the
realization of assets and the satisfaction of
liabilities in the normal course of business.  As shown
in the financial statements, development stage losses from
February 10, 1997 (inception) to December 31, 1999
aggregated $54,804.
<P>
           GLOBAL REALTY MANAGEMENT GROUP, INC.
<P>
              (A DEVELOPMENT STAGE COMPANY)
<P>
              NOTES TO FINANCIAL STATEMENTS
<P>
                  DECEMBER 31, 1999
<P>
DEVELOPMENT STAGE OPERATIONS AND GOING CONCERN MATTERS
(CONT'D)
------------------------------------------------------
<P>
In addition, the Company's cash flow requirements have been
met by contributions of capital.  No assurance can be
given that this source of financing will continue to be
available to the Company.  If the Company is unable to
generate profits and unable to obtain additional paid
in capital for its working capital needs, it may have
to cease operations altogether.
<P>
The financial statements do not include any adjustments
relating to the recoverability and classification of
liabilities that might be necessary should the Company
be unable to continue as a going concern.  The Company's
continuation as a going concern is dependent upon its
ability to generate sufficient cash flow to meet its
obligations on a timely basis, to retain additional
paid-in capital, and to ultimately attain
profitability.
<P>
NOTE 3   OTHER ASSETS
---------------------
<P>
The Company has capitalized $805 of legal fees in connection
with its incorporation.   These organization costs are
being amortized on a straight-line basis over a period
of 60 months.  Amortization expense for the six month period ended December 31, 1999 was $80.
<P>
During the six month period ended December 31, 1999, the
Company formed i-RealtyAuction.Com, Inc. along with
another investor i-Incubator.Com, Inc., a related
party.  The Company issued 500,000 shares of its common
stock to I-RealtyAuction.Com, Inc., valued at $500, and paid
$30,000 for a 30% interest in i-RealtyAuction.Com, Inc.
i-Incubator.Com, Inc. received a 70% interest in
i-RealtyAuction.Com, Inc. in exchange for services valued at
$700.  i-RealtyAuction.Com, Inc. is a development stage
company and has not commenced operations. i-Realtyauction.Com, Inc. intends to market, auction and provide other related real estate transactions through an internet website (Note 6).
<P>
         GLOBAL REALTY MANAGEMENT GROUP, INC.
<P>
             (A DEVELOPMENT STAGE COMPANY)
<P>
             NOTES TO FINANCIAL STATEMENTS
<P>
                 DECEMBER 31, 1999
<P>
NOTE 3   OTHER ASSETS (CONT'D)
------------------------------
<P>
Management intends to hold this investment on a long-term
basis and is carrying the investment at cost.  SFAS No.
121, "Accounting for the Impairment of Long-Lived
Assets and for Long-Lived Assets to be Disposed of"
requires a company to record impairment losses on long-lived assets used in operations when events and circumstances
indicate that the assets might be impaired and the
undiscounted cash flows estimated to be generated by these
assets are less than the carrying amounts.  Management does
not believe that there has been any event or circumstance
that would impair the carrying value of the investment.
<P>
NOTE 4   DEFERRED INCOME TAXES
------------------------------
<P>
The Company has a carryforward loss for income tax purposes
of $36,186 as of June 30, 1999 that may be offset
against future taxable income.  The carryforward loss
expires in the year 2014.  Management has elected not
to recognize any future income tax benefits that may
arise from the utilization of the loss carryforward due
to the uncertainty regarding the success of future
operations.
<P>
          GLOBAL REALTY MANAGEMENT GROUP, INC.
<P>
              (A DEVELOPMENT STAGE COMPANY)
<P>
             NOTES TO FINANCIAL STATEMENTS
<P>
                  DECEMBER 31, 1999
<P>
NOTE 5 - ACCRUED EXPENSES
-------------------------
<P>
Accrued expenses at December 31, 1999 consisted of
the following:
<P>
   Accrued legal fees         $ 10,000
   Accrued accounting fees       5,000
<P>
 Total accrued expenses       $ 15,000
                             =========
<P>
NOTE 6    STOCKHOLDERS' EQUITY
------------------------------
<P>
The Company issued 100,000 common shares each to Joseph
Spitzer (President) and Michael D. Farkas (Vice
President, Treasurer, Secretary), the Company's sole
officers and directors, in consideration for management
services valued at $1,000.  These individuals are deemed to
be founders and affiliates of the Company.
<P>
On March 25, 1999, the Directors authorized a forward split
of 47,500 to 1 on its common stock.  Immediately
following the split the founders owned 9,500,000 common
shares.
<P>
On March 26, 1999, the Company entered into a private
offering of securities pursuant to Regulation D, Rule
504, promulgated by the Securities Act of 1933.  Common
stock was offered to non-accredited investors for cash
consideration of $.20 per share.  500,000 shares were
issued to 25 unaffiliated investors.  That offering is
now closed.
<P>
In June, 1999 the Company engaged legal counsel for services relating to SEC filings and related documentation.  The
fees to be paid for these services are estimated to be
$15,500.  In addition, the Company issued 50,000 shares
of common stock (valued at $500) as additional payment
for the services performed.
<P>
On December 6, 1999 the Company issued 500,000 common shares in connection with the formation of i-RealtyAuction.Com,
Inc. valued at par $500 (Note 3).
<P>
           GLOBAL REALTY MANAGEMENT GROUP, INC.
<P>
             (A DEVELOPMENT STAGE COMPANY)
<P>
             NOTES TO FINANCIAL STATEMENTS
<P>
                 DECEMBER 31, 1999
<P>
NOTE 7 -  OFFICERS AND BOARD OF DIRECTORS
------------------------------------------
<P>
On March 25, 1999, the shareholders elected two members to
the Board of Directors:
<P>
   Joseph Spitzer    - Director
<P>
   Michael D. Farkas - Director
<P>
The Board of Directors elected the following officers:
<P>
  Joseph Spitzer     - President and Chief Executive Officer
<P>
  Michael D. Farkas  - Executive Vice President,
                       Chief Financial Officer and
                       Secretary/Treasurer
<P>
NOTE 8   RELATED PARTY TRANSACTIONS
------------------------------------
<P>
In April, 1999 the Company agreed to reimburse Atlas Equity
Group, Inc., a related party, $1,000 per month (on a
month-  to-month basis) for operating and
administrative expenses.  Atlas Equity Group, Inc. is
owned by Michael D. Farkas.
<P>
In April, 1999 the Company agreed to reimburse Allstate
Realty Associates, a related party, $500 per month (on
a month-to-month basis) for operating and
administrative expenses.  Allstate Realty Associates is
owned by Joseph Spitzer.
<P>
In December, 1999 the Company issued 500,000 shares of
common stock and paid $30,000 in connection with the
formation and acquisition of a 30% interest in
i-RealtyAuction.Com, Inc. 70% of i-RealtyAuction.Com, Inc., is
owned by i-Incubator.Com, Inc. a related party.
i-Incubator.Com exchanged consulting services valued at $700 for its 70% interest.
<P>
SIGNATURES
<P>
In accordance with Section 12 of the Securities Exchange Act of 1934, the registrant caused this registration
statement to be signed on its behalf by the
undersigned, thereunto duly authorized.
<P>
                         By: /s/Michael Farkas
                         ----------------------
                                MICHAEL FARKAS
                         Title: Vice President and Director
                         Date: April 10, 2000
<P>
INDEX TO EXHIBITS
<P>
Exhibit 3(i)      Articles of Incorporation
<P>
Exhibit 3(ii)     By-laws
<P>
Exhibit 27        Financial Data Schedule
<P>